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                                                                   EXHIBIT 99.11


             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


     I have been designated to become a director of Friedman, Billings, Ramsey Group, Inc. (effective as of the closing of the merger that is the subject of the joint proxy statement/prospectus included in this registration statement on Form S-4). Pursuant to Rule 438 promulgated under the Securities Act of 1933, I hereby consent to being named in this Registration Statement in such capacity.


                                                  /s/ Wallace L. Timmeny
                                                  ______________________

                                                   Wallace L. Timmeny



February 26, 2003